UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2011 (July 7, 2011)

AdvanSource Biomaterials Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28034	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 Andover Street, Wilmington, Massachusetts, 01887
(Address of Principal Executive Offices) (Zip Code)

(978) 657-0075
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 7, 2011, the Company entered into a Commercial Real Estate Promissory Note in the principal amount of $800,000 (the “Note”) with Axiom Partners, LP as the lender (the “Lender”).  The Note has a two-year term and bears interest at the rate of 15% per annum.  The Note provides for the monthly interest payments on the last calendar day of each month commencing on August 31, 2011.  A balloon payment of the principal balance of $800,000, plus any accrued and unpaid interest, is due upon the maturity of the Note on July 8, 2013.  The Note is secured by the Company’s land and building pursuant to the terms and conditions of the Note and a mortgage in favor of the Lender (the “Mortgage”).  Copies of the Note and Mortgage are filed as Exhibits 10.33 and 10.34 to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.33	Commercial Real Estate Promissory Note in the principal amount of $800,000 by the Company in favor of Axiom Partners, LP dated as of July 7, 2011.
10.34	Mortgage, Security Agreement and Assignment in favor of Axiom Partners, LP dated as of July 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSOURCE BIOMATERIALS CORPORATION

By:  /s/ Michael F. Adams____
Michael F. Adams
President & CEO

Dated:  July 13, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.33	Commercial Real Estate Promissory Note in the principal amount of $800,000 by the Company in favor of Axiom Partners, LP dated as of July 7, 2011.
10.34	Mortgage, Security Agreement and Assignment in favor of Axiom Partners, LP dated as of July 7, 2011.